                               Explanatory Note
        On November 28, 2003, ABRY Broadcast Partners II, L.P. ("ABRY II") and
ABRY Broadcast Partners III, L.P. ("ABRY III") each received 7,147,963 shares of
Class B Common Stock of Nexstar Broadcasting Group, Inc. (the "Group Inc.") and
5,796,306 shares of Class B Common Stock of Group Inc. pursuant to a certain
Merger and Reorganization Agreement ("Reorganization Agreement") dated as of
November 26, 2003 by and among Group Inc., Nexstar Broadcasting Group, LLC
("Nexstar LLC") and other direct and indirect subsidiaries of Nexstar LLC. Among other things, pursuant to the Reorganization Agreement Nexstar LLC merged into
Group Inc. and holders of the various classes of membership interests of Nexstar
LLC received Class A, B or C common stock of Group. Inc. The Class B Common
Stock is convertible into Class A Common Stock of Group Inc. on a one-for-one basis at any time upon the election by ABRY II and/or ABRY III.

        This amendment to Form 4 is filed to include 80,229 shares of Class B
Common Stock of Group Inc. which were issued by Group Inc. and received by ABRY
III in January 2004 pursuant to a certain Reorganization Agreement ("Quorum
Reorg Agreement") dated as of September 12, 2003 and amended on November 5,
2003. At the time of Group Inc.'s initial public offering, the 80,229 shares of Class B Common
Stock that were to be issued to ABRY III pursuant to the Quorum Reorg Agreement should have been disclosed, and thus, is hereby included on the Form 4 by this amendment.

        The Reporting Person is the sole trustee and sole owner of ABRY Holdings
Co., the sole member of ABRY Holdings, LLC, the general partner of ABRY Capital,
L.P. which is the general partner of ABRY II. In addition, the Reporting Person is the sole trustee and sole owner of ABRY Holdings III Co., the sole member of
ABRY Holdings III, LLC, the general partner of ABRY Equity Investors, L.P. which is the general partner of ABRY III. The Reporting Person disclaims beneficial ownership of the securities issued to ABRY II and ABRY III, except to the extent of his "pecuniary interest" (as defined in Rule 16a-1 under the Securities and
Exchange Act of 1934, as amended), if any, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of the securitisses for Section 16 purposes or for any other purposes.